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3427CD
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                         CERTIFICATE OF AMENDMENT

                                   OF

                        ARTICLES OF INCORPORATION

                                   OF

                       GREAT BEAR INVESTMENTS, INC.



     The undersigned, ALAN WILSON and TANIS CORNWALL, do hereby certify as follows:

     1. We are the President and Secretary of GREAT BEAR INVESTMENTS, INC., a Nevada corporation.

     2. The original Articles of Incorporation of GREAT BEAR INVESTMENTS, INC., were filed with the Secretary of State of Nevada on March 12, 1999.

     3. That the Board of Directors of said corporation via an Action By Unanimous Written Consent of Board of Directors effective as of July 20, 2000, adopted a resolution to amend the Articles of Incorporation of the corporation as follows:

        ARTICLE FIRST is hereby amended to read as follows:
                -----

           FIRST: The name of the corporation is:
           -----

                          SECURITY BIOMETRICS, INC.

     4. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,125,000; that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                               /s/ Alan Wilson
DATED: July 21, 2000                           -------------------------------
                                               ALAN WILSON
                                               President

                                               /s/ Tanis Cornwall
DATED: July 21, 2000                           --------------------------------
                                               TANIS CORNWALL
                                               Secretary




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